As filed with the Securities and Exchange Commission on July 17, 2017.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENERAL MOTORS FINANCIAL COMPANY, INC.

(Exact name of registrant as specified in its charter)

Texas	75-2291093
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Frank E. Brown III, Esq.

Senior Vice President, Corporate Counsel and Secretary

General Motors Financial Company, Inc.

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

(817) 302-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

L. Steven Leshin, Esq.

Lindsay H. Ferguson, Esq.

Hunton & Williams LLP

1445 Ross Avenue, Suite 3700

Dallas, Texas 75202

(214) 979-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt securities	(1)	(1)	(1)	(3)
Guarantees of debt securities	(2)	(2)	(2)	(3)
Preferred Stock, par value $0.01 per share	(1)	(1)	(1)	(3)

(1)	Omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. Separate consideration may or may not be received for the securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities.
(2)	The subsidiaries of General Motors Financial Company, Inc. that are named as additional registrants may fully and unconditionally guarantee the debt securities of General Motors Financial Company, Inc. No separate consideration will be received for any guarantee of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required. The guarantees will not be traded separately.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Table of Additional Registrants

The additional Registrant listed below is a subsidiary of General Motors Financial Company, Inc. and may guarantee the debt securities.

Exact name of registrant as specified in its charter(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
AmeriCredit Financial Services, Inc.	Delaware	75-2439888

(1)	The address of the guarantor is 801 Cherry Street, Suite 3500, Fort Worth, Texas 76102, and the telephone number is (817) 302-7000.

PROSPECTUS

GENERAL MOTORS FINANCIAL

COMPANY, INC.

Debt Securities

Guarantees of Debt Securities

Preferred Stock

We may offer from time to time debt securities and preferred stock. We may offer the securities separately or together, in separate series or tranches and in amounts, at prices and on terms described in one or more supplements to this prospectus. The payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one of our subsidiaries, AmeriCredit Financial Services, Inc.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and specific terms of the offering, including the amount, price and terms of the applicable offered securities. You should carefully read this prospectus, the information incorporated by reference in this prospectus, the prospectus supplement, including any information incorporated by reference in such prospectus supplement, and any free writing prospectus before you purchase any of the securities offered hereby.

These securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers or agents or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of our securities, their compensation and any over-allotment options held by them will be described in the applicable prospectus supplement. See “Plan of Distribution.”

You should read this prospectus and any prospectus supplement carefully before you invest in any of our securities.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 2 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 17, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell an indeterminate amount of securities, and any combination of securities, described in this prospectus in one or more offerings. The payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one or more of our subsidiaries. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities described in this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under “Where You Can Find More Information.”

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. Those exhibits may be filed with the registration statement or may be incorporated by reference to earlier SEC filings listed in the registration statement or in subsequent filings that we may make under the Securities Exchange Act of 1934, as amended, or Exchange Act.

We have not authorized anyone to give any information or to make any representation different from or in addition to that contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. Therefore, you should not assume that the information contained in this prospectus or any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered or securities are sold on a later date.

In this prospectus, unless the context indicates otherwise, the words “Company,” “GM Financial,” “we,” “us,” and “our” refer to General Motors Financial Company, Inc. “GM” refers to General Motors Company; and the “International Segment” refers to our auto finance and financial services operations conducted in Europe, Latin America and China.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

We make “forward-looking statements” throughout this prospectus, including the documents incorporated herein by reference. Whenever you read a statement that is not simply a statement of historical fact (such as when we use words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “likely,” “should,” “estimate,” “continue,” “future” and/or other comparable expressions), you must remember that our expectations may not be correct, even though we believe they are reasonable. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or from those anticipated by us. We do not guarantee that any future transactions or events described in this prospectus will happen as described or that they will happen at all. You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect.

All cautionary statements made herein should be read as being applicable to all forward-looking statements wherever they appear. In connection with this, investors should consider the risks described herein and should not place undue reliance on any forward-looking statements. You should read carefully the section of this prospectus under the heading “Risk Factors.”

We assume no responsibility for updating forward-looking information contained herein or in other reports we file with the SEC, and do not update or revise any forward-looking information, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We may “incorporate by reference” in this prospectus information filed with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information, as well as the information included in this prospectus.

We incorporate by reference the documents listed below (but excluding any portions thereof that are furnished and not filed):

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed on February 7, 2017; and

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed on April 28, 2017; and

•	our Current Reports on Form 8-K filed on January 17, 2017, March 6, 2017, April 13, 2017, May 9, 2017, June 21, 2017 and June 30, 2017.

We also incorporate by reference into this prospectus all documents (but excluding any portions thereof that are furnished and not filed) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus in connection with the offering made under the registration statement of which this prospectus is a part. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may obtain any of the documents incorporated by reference from the SEC or the SEC’s website as described below. In addition, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.

ii

You may request free copies of any of these filings by writing or calling us at our principal offices, which are located at the following address:

General Motors Financial Company, Inc.

801 Cherry Street

Suite 3500

Fort Worth, Texas 76102

Attention: Chief Financial Officer

Telephone: (817) 302-7000

Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act, and we file annual, quarterly and current reports and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers, including us, that file documents with the SEC electronically through the SEC’s electronic data gathering, analysis, and retrieval system known as EDGAR. You may also find additional information about us, including documents that we file with the SEC, on our website at http://www.gmfinancial.com. The information included on or linked to this website is not a part of this prospectus.

This prospectus is part of a registration statement filed by us with the SEC. Because the rules and regulations of the SEC allow us to omit certain portions of the registration statement from this prospectus, this prospectus does not contain all the information set forth in the registration statement. You may review the registration statement and the exhibits filed with the registration statement for further information regarding us and the securities being sold by this prospectus and the applicable prospectus supplement. The registration statement and its exhibits may be inspected at the public reference facilities of the SEC at the address set forth above.

In addition, this prospectus contains summaries and other information that we believe are accurate as of the date hereof with respect to specific terms of specific documents, but we refer to the actual documents (copies of which will be made available to holders of our securities upon request to us) for complete information with respect to those documents. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus do not purport to be complete. Industry and company data are approximate and reflect rounding in certain cases.

iii

ABOUT GENERAL MOTORS FINANCIAL COMPANY, INC.

GM Financial, the wholly-owned captive finance subsidiary of GM, is a global provider of automobile financing solutions. We were acquired by GM in October 2010 to provide captive financing capabilities in support of GM’s U.S. and Canadian markets. In 2013, we expanded the markets we serve by acquiring the operations of our International Segment in Europe and Latin America. In 2015, we completed the acquisition of an equity interest in SAIC-GMAC Automotive Finance Company Limited, a joint venture that conducts auto finance operations in China, from Ally Financial Inc. As a result of the completion of this acquisition, our global footprint now covers over 85% of GM’s worldwide market and provides auto finance solutions around the world.

RECENT DEVELOPMENTS

As previously announced, on March 5, 2017, General Motors Holdings LLC (the “Seller”), a wholly owned subsidiary of GM, entered into a Master Agreement (the “Agreement”) with Peugeot S.A. (the “Purchaser”). Pursuant to the Agreement, the Purchaser will acquire, together with a financial partner, the Seller’s European financial subsidiaries and branches (collectively, the “European Operations”), as well as GM’s Opel and Vauxhall businesses and certain other assets in Europe (the “Opel/Vauxhall Business” and, together with the European Operations, the “Transferred Business”).

The net consideration to be paid for our European Operations will be 0.8 times their book value at closing, which we estimate will be approximately $1 billion, denominated in Euros. The purchase price is subject to certain adjustments as provided in the Agreement. We expect to recognize a disposal loss of up to $700 million based on current foreign currency exchange rates.

The transfer of the Transferred Business is subject to the satisfaction of various closing conditions, including receipt of necessary antitrust, financial and other regulatory approvals, the reorganization of the Transferred Business, including pension plans in the United Kingdom, the completion of the contribution or sale by Adam Opel GmbH of its assets and liabilities to a subsidiary, the transfer of GMAC UK plc’s interest in SAIC-GMAC Automotive Finance Company Limited to us or an alternate entity designated by the Seller, unless either party elects to close without completion of the transfer, and the continued accuracy, subject to certain exceptions, at closing of certain of the Seller’s representations and warranties. There can be no assurance that all required governmental consents or clearances will be obtained or that the other closing conditions will be satisfied. The transfer of the Opel/Vauxhall Business is expected to close by the end of 2017 and the transfer of our European Operations is expected to close as soon as practicable after the receipt of necessary antitrust, financial and other regulatory approvals, which may be after the transfer of the Opel/Vauxhall Business, but not before. The transfer of our European Operations will not occur unless the transfer of the Opel/Vauxhall Business occurs.

Our principal focus is on expanding our business in the U.S. to reach full captive penetration levels; therefore, we do not expect that the sale of our European Operations will have a material adverse effect on our consolidated results of operations, financial condition, liquidity or financing strategies, including the mix of secured and unsecured debt issuances. We also do not expect that the sale of our European Operations will result in a material increase in our ratio of total debt to total equity or our earning assets leverage ratio as calculated under our Support Agreement with GM. Due to the size of the prime retail loan portfolio held by our European Operations, we expect that, for a period of time following the sale, retail operating leases will make up a greater percentage of our earning assets than they have historically. As our U.S. operations increase purchases of prime retail loans, we expect that our earning asset mix will return to more recent historical levels. We may make a special dividend over time to GM following the completion of the sale.

RISK FACTORS

Investing in the securities involves risks, including the risks described in the documents we incorporate by reference herein. You should carefully consider these risks and the other information contained or incorporated by reference in this prospectus and any prospectus supplement before deciding to invest in the securities, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement, before acquiring any of such securities. See “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference.”

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we will use the proceeds we receive from the offered securities for general corporate purposes, which could include working capital expenditures, acquisitions, refinancing other debt or other capital transactions. Net proceeds of any offering may be temporarily invested prior to use. The application of proceeds will depend upon our funding requirements at the time and the availability of other funds. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The ratio of earnings to fixed charges and ratio of earnings to fixed charges and preferred stock dividends for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2017	2016	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges(1)	1.3x	1.6x	1.4x	1.4x	1.6x	2.2x	3.3x
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends(2)	1.3x	1.6x	1.4x	1.4x	1.6x	2.2x	3.3x

(1)	For purposes of calculating the ratios of earnings to fixed charges, “earnings” represent income (including only distributed income of less than 50% owned entities) before income taxes and fixed charges. “Fixed charges” represent the sum of interest charges and the portion of rental expenses representative of an interest factor.
(2)	Currently, we have no shares of preferred stock outstanding and we have not paid any dividends on preferred stock in the periods presented. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are not different from the ratios of earnings to fixed charges.

SECURITIES WE MAY OFFER

We may offer an indeterminate amount of debt securities under this prospectus. The payment obligations under any series of debt securities may be fully and unconditionally guaranteed by one or more of our subsidiaries. We may also offer shares of preferred stock, par value $0.01 per share. We may also offer any combination of these securities. Securities offered under this prospectus may be exchangeable or convertible into other securities that may be sold under this prospectus. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed. Below is a summary of the securities we may offer with this prospectus.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

In this prospectus we refer to debt securities, the guarantees of debt securities and the preferred stock as “securities.”

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “senior indenture” and subordinated debt securities may be issued under a “subordinated indenture,” in each case between us and the trustee named in the applicable indenture. This prospectus sometimes refers to the senior indenture and the subordinated indenture collectively as the “indentures.” As used in this prospectus, the term “trustee” refers to either the senior trustee or the subordinated trustee, as applicable.

We will issue the senior debt securities under the indenture dated as of October 13, 2015, between GM Financial and Wells Fargo Bank, National Association, as trustee, as supplemented or amended as of the date of this prospectus and subject to such amendments or supplemental indentures that may be adopted from time to time.

We will issue the subordinated debt securities under a subordinated indenture. We have filed a copy of the form of subordinated indenture as an exhibit to the registration statement of which this prospectus is a part. We will file the definitive subordinated indenture as an exhibit to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part.

The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act of 1939, as in effect on the date of the applicable indenture. The indentures are subject to any amendments or supplements as we may enter into from time to time which are permitted under the indentures. We will file any amendments or supplements to the indentures, as exhibits to a current report on Form 8-K or a post-effective amendment to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the terms of the Trust Indenture Act of 1939. The following description, together with any additional information we may include in any applicable prospectus supplements, sets forth certain general terms and provisions of our debt securities that we may offer by this prospectus. This description is incomplete, and while the description below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of debt securities, and provisions that vary from those described below, in one or more prospectus supplements. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures. You may obtain copies of the indentures as described under “Where You Can Find More Information.”

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the subordinated indenture.

Since our operations are conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, are dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon the payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make funds available to us, whether by dividends, loans or other payments. Our subsidiaries will have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities, except as may be described in a supplemental prospectus for any debt securities of any series that may be guaranteed by one or more of our subsidiaries. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries are or may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiaries’ creditors, including trade creditors.

Creditors of each of our subsidiaries, including trade creditors and creditors that have the benefit of guarantees issued by our subsidiaries, generally will have priority with respect to the assets and earnings of the subsidiary over the claims of our creditors, including holders of the debt securities. Therefore, the debt securities will be effectively subordinated to the claims of creditors, including trade creditors, of our subsidiaries. If we become insolvent or are liquidated, or if payment of any secured indebtedness is accelerated, the holders of the secured indebtedness will be entitled to exercise the remedies available to secured creditors under applicable law, including the ability to foreclose on and sell the assets securing such indebtedness in order to satisfy such indebtedness. In addition, our rights and the rights of our creditors, including the holders of the debt securities, to participate in the distribution of assets of a subsidiary during its liquidation or reorganization will be effectively subordinated to all existing and future liabilities of that subsidiary. Furthermore, the indentures do not restrict our subsidiaries’ ability to incur secured or other indebtedness in the future. In any case, any remaining assets may be insufficient to repay the debt securities.

The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture. The indentures also do not limit our ability to incur other debt.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, as well as any modifications or additions to the general terms of the indentures. These terms will include some or all of the following:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such extension;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity securities, equity indices or other indices, and the conditions upon and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

•	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities;

•	any special tax implications of the debt securities;

•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and

•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will generally describe federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a Business Day, then the payment will be made on the next Business Day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business Day” means any calendar day that is not a Saturday, Sunday or a day on which banking institutions in the City of New York, New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

Unless otherwise indicated in the applicable prospectus supplement, the applicable trustee will act as paying agent and registrar for the debt securities under the indentures. We may act as paying agent or registrar under the indentures.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payment by us of principal of, premium, if any, and interest on such subordinated debt securities.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Guarantees

The debt securities of any series may be fully and unconditionally guaranteed by AmeriCredit Financial Services, Inc., one of our subsidiaries. However, the indentures do not require that AmeriCredit Financial Services, Inc. be a guarantor of any series of debt securities. As a result, a series of debt securities may not be guaranteed by AmeriCredit Financial Services, Inc.

A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving entity) another entity, other than us or another guarantor, unless:

•	immediately after giving effect to such transaction, no default or event of default exists;

•	the entity acquiring the property in such sale or disposition or the surviving entity is an entity organized or existing under the laws of a U.S. jurisdiction and expressly assumes all the obligations of that guarantor under its guarantee; and

•	we have delivered to the applicable trustee an officers’ certificate and opinion of counsel stating that the merger, consolidation or transfer and supplemental agreements, if any, comply with the applicable indenture;

provided, however, that the above will not apply to any such consolidation or merger with or into, or conveyance, transfer or lease to, any entity if the resulting, surviving or transferee entity is not or will not be a subsidiary of the Company and the other terms of the indenture and securities are complied with.

Each guarantor shall, upon the occurrence of any of the following events, be automatically and unconditionally released and discharged from all obligations under the indenture and its guarantee of each series of the debt securities, and the holders of each series of the debt securities will be deemed to have consented to such release without any action required on the part of the trustee or any holder of debt securities:

•	if all of the shares of stock of that guarantor are sold, exchanged or otherwise disposed of to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company;

•	in connection with any sale or other disposition of all or substantially all of the assets of that guarantor, including by way of merger, consolidation or amalgamation, to a person that is not (either before or after giving effect to such transaction) the Company or a subsidiary of the Company;

•	upon defeasance or covenant defeasance in accordance with the applicable indenture; or

•	as otherwise specified in the applicable prospectus supplement.

Any guarantor not released from its obligations under its guarantee will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the debt securities of such series.

The applicable prospectus supplement relating to any series of guaranteed debt securities may specify other terms of the applicable guarantees.

Certain Covenants

Except as set forth below or in any supplemental indentures or in a board resolution of ours establishing a series of securities under the indentures, the indentures will not:

•	limit the amount of indebtedness or lease obligations that may be incurred by us and our subsidiaries; or

•	contain provisions which would give holders of the debt securities the right to require us to repurchase their debt securities in the event of a decline in the credit rating of our debt securities resulting from a change in control, recapitalization or similar restructuring or in the case of any other event.

We will describe any restrictive covenants for any series of debt securities in the applicable prospectus supplement for such debt securities.

Amalgamation, Merger, Consolidation or Transfer of Assets

Under the terms of the indentures, we may amalgamate, consolidate or merge with another entity, or sell, lease, convey or otherwise transfer all or substantially all our assets to another entity, if we are either the continuing entity or, if we are not the continuing entity, under the following conditions:

•	the successor entity is organized under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes all payments on all of the debt securities and the performance and observance of all the covenants and conditions of the applicable indenture;

•	the transaction must not cause a default on the debt securities and we must not already be in default on the debt securities; and

•	any additional conditions with respect to any particular debt securities are met.

Events of Default

Unless otherwise provided for in the prospectus supplement, the term “event of default”, when used in the indentures, means any of the following:

•	failure to pay interest for 30 days after the date payment is due and payable; however, if we extend an interest payment period under the terms of the debt securities, the extension will not be a failure to pay interest;

•	failure to pay when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, if any, any security of such series, and continuance of such default for a period of more than three business days;

•	failure on our part to comply with any other covenant or agreement in the indentures that applies to the debt securities for 90 days after we have received written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding affected by the failure to comply in the manner specified in the applicable indenture;

•	events of bankruptcy, insolvency or reorganization of our Company or any applicable guarantor;

•	any guarantee by any guarantor being held unenforceable or invalid, or any guarantor denying or disaffirming its obligations under its guarantee, except as permitted by the indentures; or

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue a series of debt securities.

If an event of default occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of all the debt securities of that series to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration.

Each indenture requires us and any guarantor to file an officers’ certificate with the trustee each year regarding compliance with the terms of the applicable indenture. Upon becoming aware of any default or event of default, we are required to deliver to the trustee a statement specifying such default or event of default.

The holders of a majority in aggregate principal amount of the then outstanding debt securities of any series so affected (with each series treated as a separate class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The indentures provide that in case an event of default has occurred and is continuing, the applicable trustee will be required, in the exercise of their respective power, to use the degree of care and skill of a prudent person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities, unless such holder has offered to the trustee reasonable written security and indemnity satisfactory to it against any loss, liability or expense.

Satisfaction and Discharge; Defeasance and Covenant Defeasance

Satisfaction and Discharge

The indentures will be discharged and will cease to be of further effect as to all debt securities of any series that have been issued thereunder when:

•	either:

•	all debt securities of that series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the applicable trustee for cancellation; or

•	all debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and we have irrevocably deposited or caused to be deposited funds with the applicable trustee as trust funds in trust solely for the benefit of the holders thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the aggregate indebtedness on the debt securities not delivered to the trustee for cancellation for principal of, premium on, if any, and interest, if any, on the debt securities to the date of maturity or redemption (provided that no default or event of default has occurred and is continuing and such deposit will not breach any other instrument by which we are bound);

•	we have paid or caused to be paid all sums payable by us in respect of such securities of such series under the applicable indenture; and

•	we have delivered irrevocable instructions to the trustee under the indenture to apply the deposited money toward the payment of the debt securities of that series at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and opinion of counsel stating that all conditions precedent to satisfaction and discharge have been satisfied.

Defeasance of Certain Covenants and Certain Events of Default

Unless otherwise indicated in the applicable prospectus supplement, we may elect, with respect to any debt securities of any series, either:

•	to defease and be discharged from all of our obligations with respect to such debt securities, which we refer to as legal defeasance; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities, which we refer to as covenant defeasance.

We must comply with the following conditions before legal defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in amounts as will be sufficient to pay the principal of, premium on, if any, and interest, if any, on, the outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and we must specify whether the debt securities of such series are being defeased to maturity or to a particular redemption date;

•	we must deliver to the trustee an opinion of counsel to the effect that that the holders of such debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such legal defeasance or covenant defeasance, as the case may be, had not occurred;

•	no default or event of default may have occurred or continue with respect to debt securities of such series on the date of such deposit (other than a default or event of default resulting from the incurrence of indebtedness all or a portion of the proceeds of which will be used to defease the debt securities of such series);

•	such legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which we are a party or bound;

•	we must deliver an officers’ certificate stating that the deposit was not made with the intent of preferring holders of the series of debt securities being redeemed over our other creditors with the intent of defeating, hindering, delaying or defrauding any of our creditors; and

•	we must deliver an officers’ certificate and opinion of counsel stating that all conditions precedent relating to the defeasance have been complied with.

The accompanying prospectus supplement may further describe any provisions permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification and Waiver

Without the consent of any holders of any series of debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture that may be defective or inconsistent with any other provision contained herein or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the securities of one or more series, or any guarantees endorsed thereon or attached thereto, any property or assets and to secure, or, if applicable, provide additional security for, any securities or guarantees and to provide for matters relating thereto, and to provide for the release of any collateral as security for any securities or guarantees;

•	to evidence the succession of another entity to our Company and the assumption of our covenants by the successor;

•	to add one or more covenants for the benefit of the holders of all or any series of debt securities;

•	to add any additional events of default for all or any series of debt securities;

•	to establish the form or terms of debt securities of any series;

•	to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to evidence and provide for the acceptance of appointment of a separate or successor trustee or to comply with the rules of any applicable securities depository;

•	to change or eliminate any provision of the indenture, provided that any such change or elimination shall not apply to any outstanding security of any series issued prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to make any change that would provide any additional rights or benefits to the holders of the securities or that does not materially adversely affect the legal rights under the indenture of any holder of the securities;

•	to supplement any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, or any tranche thereof, pursuant to the terms of the indenture, provided that any such action shall not adversely affect the interests of the holders of debt securities of such series or tranche or any other series of debt securities in any material respect;

•	to add a guarantor or permit any entity to guarantee the obligations under any series of debt securities or to transfer property or assets to the trustee as security for any series of debt securities;

•	to conform the text to any provision of the “Description of Debt Securities” or “Description of the Notes” in any base prospectus or in any provision in of the “Description of the Notes” in any prospectus supplement relating to the securities or any series of securities to the extent that such provision was intended to be a verbatim recitation of a provision set forth in the base indenture or any amendment or supplement thereto;

•	to comply with the requirements of the SEC to maintain the qualification of the indentures under the Trust Indenture Act; or

•	to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect in any material respect the interests of the holders of any debt securities of any series outstanding on the date of such supplemental indenture.

Except as provided above, the consent of the holders of a majority in aggregate principal amount of the debt securities of each series affected by such supplemental indenture (voting together as a single class) is generally required for the purpose of adding to, or changing or eliminating any of the provisions of, the indentures or debt securities pursuant to a supplemental indenture. However, no amendment may, without the consent of the holder of each outstanding debt security directly affected thereby:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver of or with respect to the applicable indenture;

•	reduce the principal or change the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time for payment of interest, including default interest, on any debt security of that series;

•	alter any of the provisions with respect to the redemption of the securities of any series;

•	waive a default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make any of the debt securities payable in any currency other than that stated in the debt securities of that series;

•	make any change to certain provisions of the applicable indenture relating to, among other things: (i) the right of holders of debt securities to receive payment of the principal of, or any premium or interest on, debt securities and to institute suit for the enforcement of any such payment; (ii) waivers of past defaults; and (iii) amendments and waivers that require the consent of each affected holder;

•	waive a redemption payment with respect to any debt security;

•	release any guarantor providing a guarantee to any debt securities from any of its obligations under such guarantee, except in accordance with the terms of the applicable indenture; or

•	make any change in the ranking or priority of any debt security or any guarantee thereof that would adversely affect the holders of such debt security.

A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of debt securities of one or more particular series of debt securities will be deemed not to affect the rights under the indenture of the holders of debt securities of any other series.

The holders of at least a majority in aggregate principal amount of the debt securities of any series may, on behalf of the holders of all debt securities of such series, waive our compliance with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of such series, waive any past default and its consequences under the indenture with respect to the debt securities of such series, except a default in the payment of principal of (or premium, if any), any interest on or any additional amounts with respect to debt securities of such series.

Global Debt Securities

The debt securities of a series may be issued in whole or in part in global form that will be deposited with a depositary or with a nominee for the depositary identified in a prospectus supplement. In such case, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the total principal amount of outstanding debt securities of the series to be represented by such registered global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive form, a registered global security may not be registered for transfer or exchange except as a whole by the depositary, the depositary’s nominee or their respective successors as described in the applicable prospectus supplement.

The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a registered global security will be described in a prospectus supplement. We expect that the following provisions will apply to depositary arrangements.

Upon the issuance of any registered global security, and the deposit of such security with or on behalf of the appropriate depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such registered global security to the accounts of institutions or participants that have accounts with the depositary or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if we offer and sell such debt securities directly.

Ownership of beneficial interests in a registered global security will be limited to participants of the depositary (which are usually large investment banks, retail brokerage firms, banks and other large financial institutions) and persons that hold interests through participants. Ownership of beneficial interests by participants in a registered global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary for that security or its nominee. Ownership of beneficial interests in a registered global security by persons who hold through participants will be shown on, and the transfer of those ownership interests within that participant will be effected only through, records maintained by that participant. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The preceding limitations and such laws may impair the ability to transfer beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, that depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that registered global security. Unless otherwise specified in a prospectus supplement and except as specified below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities of the series represented by the registered global security registered in their names;

•	receive or be entitled to receive physical delivery of the debt securities of such series in certificated form; or

•	be considered the holders of the debt securities for any purposes under the indentures.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures.

The depositary may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the indentures. Unless otherwise specified in a prospectus supplement, payments with respect to principal, premium and/or interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing instructions and customary practices in the securities industry, as is now the case with the securities held for the accounts of customers registered in “street names,” and will be the responsibility of such participants. Neither we nor the trustee or any agent of ours will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a registered global security, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Unless otherwise specified in a prospectus supplement, if the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary, and a successor depositary is not appointed by us within 90 days, we will issue debt securities in certificated form in exchange for the registered global security. In addition, the indentures provide that we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in certificated form in exchange for all of the registered global securities representing such debt securities. Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a registered global security representing such series of debt securities may receive, on terms acceptable to us and the depositary for such registered global security, debt securities of such series in certificated form registered in the name of such beneficial owner or its designee.

Denominations, Registrations and Transfer

The debt securities will be issued only in fully registered form, without interest coupons and, unless otherwise indicated in the prospectus supplement, in denominations that are even multiples of $1,000. A direct holder may have his or her debt securities broken into, or “exchanged” for, more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

A direct holder may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered direct holders is called the security registrar. It will also register transfers of the debt securities.

A direct holder will not be required to pay a service charge to transfer or exchange debt securities, but may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with the holder’s proof of ownership.

If we designate additional transfer agents, they will be named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during the period beginning 15 days before the selection of securities for redemption and ending on the earliest date of notice of such redemption, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

Governing Law

The indentures are and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws.

Regarding the Trustee

We have not selected a trustee under the indentures. Disclosure regarding the trustee will be provided in an applicable prospectus supplement or amendment to the registration statement of which this prospectus is a part.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

AmeriCredit Financial Services, Inc., one of our subsidiaries, may issue guarantees of debt securities that we offer in any prospectus supplement. Each guarantee will be issued under a supplement to an indenture or pursuant to a guarantee in a form prescribed by an indenture. The prospectus supplement relating to a particular issue of guarantees will describe the terms of those guarantees, which may include, without limitation, one or more of the following:

•	the series of debt securities to which the guarantees apply;

•	whether the guarantees are senior or subordinate to other guarantees or debt;

•	the terms under which the guarantees may be amended, modified, waived, released or otherwise terminated, if different from the provisions applicable to the guaranteed debt securities; and

•	any additional terms of the guarantees.

DESCRIPTION OF PREFERRED STOCK

Our authorized capital stock consists of 1,000 shares of common stock, par value $1.00 per share, and 250,000,000 shares of preferred stock, par value $0.01 per share. As of July 17, 2017, we had 1,000 shares of common stock outstanding, all of which are owned by General Motors Holdings LLC, a wholly-owned subsidiary of GM, and there were no shares of preferred stock outstanding.

At the direction of our Board of Directors, we may issue shares of preferred stock from time to time. Our Board of Directors may, without any action by holders of common stock, adopt resolutions to issue preferred stock by establishing the number, rights and preferences of, and designating, one or more series of preferred stock. As of the date of this prospectus, no series of preferred stock has been designated and established by our Board of Directors. The rights of any series of preferred stock may include, among others:

•	general or special voting rights;

•	preferential liquidation or preemptive rights;

•	preferential cumulative or noncumulative dividend rights;

•	redemption or put rights; and

•	conversion or exchange rights.

Except as set forth in the Company’s Amended and Restated Certificate of Formation or as otherwise required by Texas law, each outstanding share of preferred stock shall not be entitled to vote on any matter on which the shareholders of the Company shall be entitled to vote, and shares of any series of preferred stock shall not be included in determining the number of shares voting or entitled to vote on any such matters; provided, however, that the holders of shares of any series of preferred stock shall have the right to vote as a separate class on any amendment, waiver, repeal or modification of any provision of the statement of resolutions creating such series of preferred stock to the extent provided in the statement of resolutions creating such series of preferred stock.

The preferred stock will be issued under a statement of resolutions, which forms, or will form, a part of the Company’s Amended and Restated Certificate of Formation at the time such preferred stock is issued. The terms of any particular series of preferred stock offered pursuant to this prospectus, including preferred stock to be represented by depositary shares, will be described in the applicable prospectus supplement, including (where applicable) the designations, powers, preferences, and the relative, participating, optional or other rights (in each case, if any), and the qualifications, limitations, or restrictions of any unissued series of preferred stock.

Any preferred stock that we issue will, when issued, be fully-paid and non-assessable. Unless otherwise specified in the applicable prospectus supplement, any series of offered preferred stock will rank, with respect to dividends and the distribution of assets, senior to common stock, and on a parity with shares of any other then outstanding series of preferred stock. Therefore, any preferred stock that may subsequently be issued may limit the rights of the holders of our common stock and preferred stock.

The transfer agent and registrar for a series of preferred stock will be named in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

The securities may be offered through agents, through underwriters or dealers, directly to one or more purchasers or through a combination of any of these methods of sale. The specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation will be identified in a prospectus supplement.

EXPERTS

The consolidated financial statements of General Motors Financial Company, Inc. and subsidiaries incorporated in this prospectus by reference from the General Motors Financial Company, Inc.’s Annual Report on Form 10-K, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities offered by this prospectus will be passed upon for us by Hunton & Williams LLP, Dallas, Texas. Certain legal matters will be passed upon for the underwriters by counsel named in the applicable prospectus supplement.

GENERAL MOTORS FINANCIAL

COMPANY, INC.

Debt Securities

Guarantees of Debt Securities

Preferred Stock

PROSPECTUS

July 17, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$	#
Accounting fees and expenses		*
Legal fees and expenses		*
Printing expenses		*
Trustee fees and expenses		*
Miscellaneous		*

Total expenses	$	*

#	Omitted because the registration fee is being deferred pursuant to Rule 456(b).
*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 8.101 of the Texas Business Organizations Code provides that a corporation may indemnify a governing person, or delegate, who was, is or is threatened to be made a named defendant or respondent in a proceeding if it is determined that the person: (i) conducted himself in good faith; (ii) reasonably believed that (a) in the case of conduct in his official capacity that his conduct was in the corporation’s best interest and (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interest; and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. However, if the person is found liable to the corporation, or if the person is found liable on the basis that he received an improper personal benefit, indemnification under Texas law is limited to the reimbursement of reasonable expenses actually incurred by the person in connection with the proceedings and does not include a judgment, a penalty, a fine, and an excise or similar tax, and no indemnification will be available if the person is found liable for willful or intentional misconduct, breach of the person’s duty of loyalty, or an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the corporation. Under Texas law, indemnification by the corporation is mandatory if the person is wholly successful on the merits or otherwise, in the defense of the proceeding.

Our Bylaws

Our Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the Texas Business Organizations Code. Our Bylaws permit us to purchase and maintain liability, indemnification and/or other similar insurance. Our directors and officers are covered by insurance indemnifying them against certain liabilities which might be incurred by them in their capacities as such, including certain liabilities under the Securities Act.

Item 16. Exhibits.

(a) Exhibits

See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on July 17, 2017.

GENERAL MOTORS FINANCIAL COMPANY, INC.

By:	/s/ Daniel E. Berce
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and Frank E. Brown III and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 of General Motors Financial Company, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel E. Berce Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2017

/s/ Chris A. Choate Chris A. Choate	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2017

/s/ Connie Coffey Connie Coffey	Executive Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 17, 2017

/s/ Daniel Ammann Daniel Ammann	Director	July 17, 2017

/s/ Charles K. Stevens III Charles K. Stevens III	Director	July 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas on July 17, 2017.

AMERICREDIT FINANCIAL SERVICES, INC.

By:	/s/ Daniel E. Berce
Daniel E. Berce
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints jointly and severally, Daniel E. Berce, Chris A. Choate and Frank E. Brown III and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3 of General Motors Financial Company, Inc. and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Daniel E. Berce Daniel E. Berce	Director, President and Chief Executive Officer (Principal Executive Officer)	July 17, 2017

/s/ Chris A. Choate Chris A. Choate	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 17, 2017

/s/ Susan B. Sheffield Susan B. Sheffield	Director, Executive Vice President and Treasurer	July 17, 2017

/s/ Connie Coffey Connie Coffey	Executive Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	July 17, 2017

EXHIBIT INDEX

Exhibit	Description
1.1*	Form of Underwriting Agreement

4.1	Second Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 21, 2016.

4.2	Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.), incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2010.

4.2.1	Certificate of Amendment to Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.), incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on July 21, 2016.

4.2.2	Certificate of Amendment to Amended and Restated Certificate of Formation of General Motors Financial Company, Inc. (formerly known as AmeriCredit Corp.), incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on April 28, 2017.

4.3.1	Indenture, dated October 13, 2015, by and among General Motors Financial Company, Inc. and Wells Fargo Bank, National Association, as trustee, incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015.

4.3.2	First Supplemental Indenture, dated October 13, 2015, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.100% Senior Notes due 2019, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015.

4.3.3	Second Supplemental Indenture, dated October 13, 2015, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Senior Notes due 2019, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 13, 2015.

4.3.4	Third Supplemental Indenture, dated November 24, 2015, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.700% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 24, 2015.

4.3.5	Fourth Supplemental Indenture, dated March 1, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 4.200% Senior Notes due 2021, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016.

4.3.6	Fifth Supplemental Indenture, dated March 1, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 5.250% Senior Notes due 2026, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 1, 2016.

4.3.7	Sixth Supplemental Indenture, dated May 9, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Senior Notes due 2019, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2016.

4.3.8	Seventh Supplemental Indenture, dated May 9, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 2.400% Senior Notes due 2019, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2016.

4.3.9	Eighth Supplemental Indenture, dated May 9, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.700% Senior Notes due 2023, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2016.

4.3.10	Ninth Supplemental Indenture, dated July 5, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.200% Senior Notes due 2021, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on July 5, 2016.

4.3.11	Tenth Supplemental Indenture, dated October 6, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Senior Notes due 2019, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016.

4.3.12	Eleventh Supplemental Indenture, dated October 6, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 2.350% Senior Notes due 2019, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016.

4.3.13	Twelfth Supplemental Indenture, dated October 6, 2016, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 4.000% Senior Notes due 2026, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 6, 2016.

4.3.14	Thirteenth Supplemental Indenture, dated January 17, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Senior Notes due 2022, incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2017.

4.3.15	Fourteenth Supplemental Indenture, dated January 17, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.450% Senior Notes due 2022, incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2017.

4.3.16	Fifteenth Supplemental Indenture, dated January 17, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 4.350% Senior Notes due 2027, incorporated herein by reference to Exhibit 4.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2017.

4.3.17	Sixteenth Supplemental Indenture, dated April 13, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Notes due 2020, incorporated herein by reference to Exhibit 4.2 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2017.

4.3.18	Seventeenth Supplemental Indenture, dated April 13, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 2.650% Senior Notes due 2020, incorporated herein by reference to Exhibit 4.3 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2017.

4.3.19	Eighteenth Supplemental Indenture, dated April 13, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.950% Senior Notes due 2024, incorporated herein by reference to Exhibit 4.4 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 13, 2017.

4.3.20	Nineteenth Supplemental Indenture, dated May 9, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Notes due 2020, incorporated herein by reference to Exhibit 4.2 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2017.

4.3.21	Twentieth Supplemental Indenture, dated June 30, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the Floating Rate Notes due 2022, incorporated herein by reference to Exhibit 4.2 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

4.3.22	Twenty-First Supplemental Indenture, dated June 30, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 3.150% Senior Notes due 2022, incorporated herein by reference to Exhibit 4.3 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

4.3.23	Twenty-Second Supplemental Indenture, dated June 30, 2017, by and among General Motors Financial Company, Inc., AmeriCredit Financial Services, Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee, with respect to the 4.350% Senior Notes due 2027, incorporated herein by reference to Exhibit 4.4 on the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 30, 2017.

4.4	Form of Subordinated Indenture

4.5*	Form of Senior Debt Securities

4.6*	Form of Subordinated Debt Securities

4.7*	Form of Statement of Resolutions for Preferred Stock

5.1	Opinion of Hunton & Williams LLP

12.1	Statement Re: Computation of Ratios

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page)

25.1**	Form T-1 Statement of Eligibility and Qualification of the Trustee with respect to the senior debt securities under the Indenture dated October 13, 2015, between the Company and Wells Fargo Bank, National Association, as Trustee

25.2**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Subordinated Indenture

*	To be filed, if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.